Exhibit 10.2

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), is entered into as of December 6, 2016 (the “Closing Date”) by and between PDC Energy, Inc., a Delaware corporation (the “Company”), and each of the Investors identified on Schedule 2.01 of this Agreement (collectively, the “Investors” and each individually, an “Investor”).  This Agreement shall be deemed to have been entered into simultaneously with the closings of the transactions contemplated by that certain Asset Purchase and Sale Agreement by and among 299 Resources, LLC, 299 Production, LLC, 299 Pipeline, LLC, Kimmeridge Energy Management Company GP, LLC (“Kimmeridge Energy”), and the Company (the “Acquisition Agreement”).  The Acquisition Agreement was entered into on August 23, 2016 (the “Acquisition Agreement Date”).

RECITALS

WHEREAS, pursuant to the Acquisition Agreement, the sellers party thereto have agreed to sell and assign to the Company, and the Company has agreed to purchase and assume from such sellers, certain specified assets and liabilities, subject to the terms and conditions set forth therein (the “Acquisition”);

WHEREAS, pursuant to that certain Stock Purchase and Sale Agreement, by and among the sellers party thereto, Arris Petroleum Corporation (“Arris”), Kimmeridge Energy and the Company, dated August 23, 2016 (the “Arris Stock Purchase Agreement”), the sellers party thereto have agreed to sell to the Company, and the Company has agreed to purchase from such sellers, all of the outstanding capital stock of Arris, subject to the terms and conditions set forth therein (the “Arris Stock Acquisition”);

WHEREAS, as part of the consideration payable by the Company in the Acquisition, the Company has agreed to sell to the Investors, and the Investors have agreed to purchase from the Company, the Purchased Securities (as defined below) on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as part of the consideration payable by the Company in the Arris Stock Acquisition, the Company has agreed to sell to the sellers party thereto, and the sellers party thereto have agreed to purchase from the Company, shares of Common Stock on the terms and subject to the conditions set forth in the Arris Investment Agreement;

WHEREAS, the Company has agreed to provide to each Investor the registration and other rights set forth in this Agreement with respect to the Purchased Securities; and

WHEREAS, the Company and each Investor desire to set forth certain agreements herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01                             Definitions.  As used in this Agreement, the following terms have the following meanings:

“Acquisition” has the meaning set forth in the Recitals of this Agreement.

“Acquisition Agreement” has the meaning set forth in the preamble to this Agreement.

“Acquisition Agreement Date” has the meaning set forth in the preamble to this Agreement.

“Actions” has the meaning set forth in Section 3.11 of this Agreement.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by” and “under common control with”) shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Arris” has the meaning set forth in the Recitals of this Agreement.

“Arris Investment Agreement” means that certain Investment Agreement, by and among the Arris Investors and the Company, dated the date hereof.

“Arris Investors” has the meaning given to the term “Investors” in the Arris Investment Agreement

“Arris Selling Holders” has the meaning given to the term “Selling Holders” in the Arris Investment Agreement.

“Arris Stock Acquisition” has the meaning set forth in the Recitals of this Agreement.

“Arris Stock Purchase Agreement” has the meaning set forth in the Recitals of this Agreement.

“Arris Transfer Restricted Securities” has the meaning given to the term “Transfer Restricted Securities” in the Arris Investment Agreement.

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 under the Exchange Act (or any successor statute or regulation).

“Blackout and Delay Events” has the meaning set forth in Section 8.04 of this Agreement.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Denver, Colorado or New York, New York are authorized or required by Law or executive order to close.

“Bylaws” means the bylaws of the Company, as amended from time to time prior to the date hereof.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended from time to time prior to the date hereof.

“Closing” has the meaning set forth in Section 2.02 of this Agreement.

“Closing Date” has the meaning set forth in the preamble to this Agreement.

“Closing Securities” means 3,657,544 shares of Common Stock.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means shares of the Company’s common stock, par value $.01 per share, and any shares of Common Stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Financial Statements” has the meaning set forth in Section 3.03 of this Agreement.

“Company Organizational Documents” means the Certificate of Incorporation and the Bylaws.

“Company Related Parties” has the meaning set forth in Section 6.02 of this Agreement.

“Company SEC Documents” has the meaning set forth in Section 3.03 of this Agreement.

“Company Stock Plans” has the meaning set forth in Section 3.04 of this Agreement.

“Confidentiality Agreements” has the meaning set forth in the Acquisition Agreement.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Controlled Group” has the meaning set forth in Section 3.20 of this Agreement.

“Credit Facility” has the meaning set forth in Section 3.04 of this Agreement.

“Director” means any member of the Board of Directors.

“Drilling Partnership” has the meaning set forth in Section 3.01 of this Agreement.

“Environmental Law” has the meaning set forth in Section 3.19(a) of this Agreement.

“Effectiveness Period” has the meaning set forth in Section 8.02 of this Agreement.

“Equity Compensation Plans” has the meaning set forth in Section 3.07 of this Agreement.

“ERISA” has the meaning set forth in Section 3.20 of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Expected Effectiveness Date” has the meaning set forth in Section 8.02 of this Agreement.

“Expected Filing Date” has the meaning set forth in Section 8.02 of this Agreement.

“Fundamental Representations” means (a) with respect to the Company, the representations and warranties set forth in Section 3.01 (Organization and Good Standing), Section 3.02 (Due Authorization; Valid Execution and Delivery; Enforceability), Section 3.04 (Capitalization), Section 3.06 (The Purchased Securities), Section 3.08 (No Violation or Default) with respect to charter or bylaws or similar organizational documents and any Law or judgment or order of any arbitrator, Section 3.09 (No Conflicts) with respect to charter or bylaws or similar organizational documents and any Law or judgment or order of any arbitrator and Section 3.27 (Certain Fees) and (b) with respect to an Investor, the representations and warranties set forth in Section 4.01 (Existence), Section 4.02 (Authorization; Enforceability), Section 4.03 (No Conflicts) with respect to charter or bylaws or similar organizational documents and any Law or judgment or order of any arbitrator and Section 4.05(a) and 4.05(d) (Unregistered Securities).

“GAAP” means generally accepted accounting principles in the United States of America as of the date hereof.

“Governmental Authority” means, with respect to a particular Person, any state, county, city and political subdivision of the United States in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them that exercises valid jurisdiction over any such Person or such Person’s Property.  Unless otherwise specified, all references to Governmental Authority herein with respect to the Company shall mean a Governmental Authority having jurisdiction over the Company, its Subsidiaries or any of their respective Properties.

“Grant Date” has the meaning set forth in Section 3.05 of this Agreement.

“Holdback Securities” means 338,746 shares of Common Stock.

“Holder” means the record holder of any Transfer Restricted Securities.

“Holders’ Representative” has the meaning set forth in Section 8.05(b) of this Agreement.

“Initiating Holder” has the meaning set forth in Section 8.05(k) of this Agreement.

“Investor” has the meaning set forth in the preamble to this Agreement.

“Investor Related Parties” has the meaning set forth in Section 6.01 of this Agreement.

“IRS” means the United States Internal Revenue Service.

“Kimmeridge Energy” has the meaning set forth in the preamble to this Agreement.

“Law” means any applicable federal, state or local order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lock-Up Period” has the meaning set forth in Section 7.02 of this Agreement.

“Losses” means actual losses, claims, damages, liabilities, taxes, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement.

“Material Adverse Effect” has the meaning set forth in Section 3.01 of this Agreement.

“Minimum Underwritten Offering Amount” has the meaning set forth in Section 8.05(k) of this Agreement.

“Money Laundering Laws” has the meaning set forth in Section 3.24 of this Agreement.

“Nasdaq” means the Nasdaq Global Select Market or any other principal stock exchange or market upon which the Common Stock may trade.

“Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or Governmental Authority.

“Piggyback Notice” has the meaning set forth in Section 8.03(a) of this Agreement.

“Piggyback Registration” has the meaning set forth in Section 8.03(a) of this Agreement.

“Piggyback Request” has the meaning set forth in Section 8.03(a) of this Agreement.

“Plan” has the meaning set forth in Section 3.20 of this Agreement.

“Property” or “Properties” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

“Purchased Securities” means the Closing Securities and the Holdback Securities.

“Registration Statement” has the meaning set forth in Section 8.02 of this Agreement.

“Representatives” means, with respect to a specified Person, the officers, directors, managers, employees, agents, counsel, accountants, investment bankers, and other representatives of such Person and, when used with respect to each Investor, also includes each Investor’s direct and indirect stockholders, partners, members, subsidiaries, parent companies and other Affiliates.

“Sanctions” has the meaning set forth in Section 3.25 of this Agreement.

“Sanctioned Country” has the meaning set forth in Section 3.25 of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Secondary Securities” has the meaning set forth in Section 8.05(k) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Selling Holder” means a Holder who is selling Transfer Restricted Securities pursuant to a Registration Statement.

“Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale Contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Stock Options” has the meaning set forth in Section 3.05 of this Agreement.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which: (a) such Person or a Subsidiary of such Person is a general partner or manager; (b) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Threshold Amount” has the meaning set forth in Section 6.03 of this Agreement.

“Transaction Documents” means collectively, this Agreement and the Acquisition Agreement.

“Transfer Restricted Securities” has the meaning set forth in Section 8.01 of this Agreement.

“Underwritten Offering” has the meaning set forth in Section 8.05(k) of this Agreement.

“Underwritten Offering Notice” has the meaning set forth in Section 8.05(k) of this Agreement.

ARTICLE II
AGREEMENT TO SELL AND PURCHASE

Section 2.01                             Sale and Purchase.  Subject to the terms and conditions of this Agreement and the Acquisition Agreement the Company hereby agrees (i) to issue at the Closing to each Investor the number of Closing Securities set forth opposite such Investor’s name on Schedule 2.01 of this Agreement and (ii) to issue, upon the cancellation of the stock certificate representing the Holdback Shares (as defined in the Purchase Agreement), on the date that is six months following the Closing Date, the Holdback Securities in accordance with an allocation to be set forth on a schedule to be delivered to the Company by Kimmeridge Energy no later than seven (7) days prior to the date that is six months following the Closing Date.

(a)                                 Consideration. The Purchased Securities shall be issued to each Investor as Stock Consideration (as defined in the Acquisition Agreement) to pay a portion of the Purchase Price (as defined in the Acquisition Agreement) for the assets described in the Acquisition Agreement.

Section 2.02                             Closing.  Pursuant to the terms of this Agreement, the consummation of the issuance of the Purchased Securities hereunder shall occur simultaneously with both (a) the execution of this Agreement and (b) the closing of the transactions contemplated by the Acquisition Agreement (the “Closing”). The parties to this Agreement agree that the Closing may occur via delivery of electronic copies of the Transaction Documents and the closing deliverables contemplated hereby and thereby. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties to this Agreement at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken.

Section 2.03                             Company Closing Deliverables.  Upon the terms and subject to the conditions of this Agreement, at or prior to the Closing, the Company shall deliver (or cause to be delivered) to each Investor each of the following:

(a)                                 a certificate or certificates representing such Investor’s Closing Securities and the Common Stock shall be delivered using customary book-entry procedures, and meeting the requirements of the Company Organizational Documents, registered in such name(s) as such Investor has designated (which shall be limited to such Investor and its Affiliates), free and clear of any liens, security interests, pledges, charges, encumbrances, mortgages and restrictions other than transfer restrictions under applicable federal and state securities Laws and this Agreement;

(b)                                 a certificate of the Secretary or Assistant Secretary of the Company dated as of the Closing Date, certifying as to and attaching: (i) the Certificate of Incorporation, as filed with the Delaware Secretary of State, which shall be in full force and effect, (ii) the Bylaws, (iii) resolutions of the Board of Directors authorizing and approving the Transaction Documents and the transactions contemplated thereby, including the issuance of the Purchased Securities to each Investor, and (iv) the incumbency of the officers executing the Transaction Documents;

(c)                                  a certificate of the Secretary of State of the State of Delaware evidencing the good standing of the Company as of that date;

(d)                                 an Officer’s Certificate substantially in the form attached to this Agreement as Exhibit A;

(e)                                  evidence the Company has delivered instruction to the Company’s transfer agent to deliver the Holdback Shares to the Escrow Agent within three (3) Business Days of the Closing; and

(f)                                   evidence the Company has filed a notification of listing of the Common Stock included in the Purchased Securities with Nasdaq and an e-mail from a representative of Nasdaq confirming that Nasdaq’s review of the Listing of Additional Shares form has been completed.

Section 2.04                             Investor Closing Deliverables.  Upon the terms and subject to the conditions of this Agreement, at Closing, each such Investor shall deliver (or cause to be delivered) to the Company a duly completed and executed IRS Form W-9 (or, in the case of an Investor that is a non-U.S. person, a duly completed and executed IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8IMY or W-8EXP, as applicable).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors, as of the Closing Date, as follows:

Section 3.01                             Organization and Good Standing.  Each Subsidiary of the Company is listed on Exhibit B hereto and each drilling partnership of the Company is listed on Exhibit C hereto (each, a “Drilling Partnership” and collectively, the “Drilling Partnerships”); provided that none of the Drilling Partnerships shall, for purposes of this Agreement, constitute a Subsidiary of the Company. The Company, its Subsidiaries and the Drilling Partnerships have been duly organized or formed and are validly existing and in good standing under the laws of their respective jurisdictions of organization or formation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all organizational power and authority necessary to own or hold their respective Properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company, its Subsidiaries and the Drilling Partnerships taken as a whole or on the performance by the Company of its obligations under this

Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any Person other than its Subsidiaries listed in Exhibit B hereto and the Drilling Partnerships listed on Exhibit C hereto.

Section 3.02                             Due Authorization; Valid Execution and Delivery; Enforceability.  The Company has full corporate right, power and authority to execute and deliver this Agreement and each other Transaction Document and to perform its obligations hereunder and thereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each other Transaction Document and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.  This Agreement has been duly authorized, executed and delivered by the Company.  When duly executed and delivered by the parties thereto in accordance with their terms, each of the Transaction Documents will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity.

Section 3.03                             Company SEC Documents.  The Company has filed or furnished with the SEC all reports, schedules, forms, statements and other documents (including exhibits) required to be filed or furnished by it under the Exchange Act or the Securities Act since the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (all such documents collectively, the “Company SEC Documents”).  The Company SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed or furnished (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the business of Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.  The pro forma financial information and the related notes thereto included in the Company SEC Documents have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Company SEC Documents.

Section 3.04                             Capitalization.  The authorized capital stock of the Company is as set forth in the Company SEC Documents.  As of the Acquisition Agreement Date, (i) 47,169,690 shares of Common Stock were issued and outstanding, (ii) no shares of preferred stock of the Company were issued and outstanding, and (iii) 830,264 shares of Common Stock were authorized and available for issuance under the stock-based compensation plans of the Company (the “Company Stock Plans”). All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Company SEC Documents, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any Contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, or any of its Subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options, except for awards granted from time to time in the ordinary course of business under the Equity Compensation Plans (as defined below); to the best knowledge of the Company and after due inquiry, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in any Drilling Partnership, or any Contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any equity interest in the Drilling Partnerships, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Company SEC Documents; and all the outstanding shares of capital stock or other equity interests of each of its Subsidiaries and, to the best knowledge of the Company after due inquiry, each Drilling Partnership owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for liens, charges, encumbrances, security interests, restrictions on voting or transfer or other claims disclosed in the Company SEC Documents, including pursuant to the Third Amended and Restated Credit Agreement dated as of May 21, 2013, as amended, among the Company, the guarantor parties thereto, the lender parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Facility”).

Section 3.05                             Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the Company Stock Plans, (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the SEC in accordance with the Exchange Act and all other applicable Laws.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their results of operations or prospects.

Section 3.06                             The Purchased Securities.  The Purchased Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered against receipt of the consideration therefor as provided herein and contemplated by Section 2.01(a), will be duly and validly issued, will be fully paid and nonassessable.  The Common Stock included in the Purchased Securities will conform to the descriptions thereof in the Company SEC Documents as filed on or prior to the Acquisition Agreement Date.  The issuance of the Purchased Securities is not, and will not be, subject to any preemptive or similar rights.

Section 3.07                             No Material Change.  Since the date of the most recent audited financial statements of the Company included or incorporated by reference in the Company SEC Documents, (i) there has not been any change in the capital stock or other equity interest (other than the issuance of shares of Common Stock upon exercise of options described as outstanding in, and grants, exercises, forfeitures, withholdings and similar ordinary course changes relating to awards under existing equity incentive plans described in the Company SEC Documents (the “Equity Compensation Plans”)), change in short-term debt or long-term indebtedness for borrowed money of the Company (other than under the Credit Facility), any of its Subsidiaries or any Drilling Partnership, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the business, Properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole; (ii) none of the Company, any of its Subsidiaries, or, to the best knowledge of the Company after due inquiry, any Drilling Partnership, has entered into any transaction or agreement (whether or not in the ordinary course of business), other than any agreement contemplated by the Acquisition, that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or Governmental Authority, except in each case of the foregoing clauses (i), (ii) and (iii), as otherwise disclosed in the Company SEC Documents (and in the case of (iii), as filed on or prior to the Acquisition Agreement Date).

Section 3.08                             No Violation or Default.  None of the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, any of the  Drilling Partnerships is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, the Credit Facility or other loan agreement or other Contract or instrument to which the Company, any of its Subsidiaries or any of the Drilling Partnerships is a party or by which the Company, any of its Subsidiaries or any of the Drilling Partnerships is bound or to which any of the property, right or assets of the Company, any of its Subsidiaries or any of the Drilling Partnerships is subject; or (iii) in violation of any Law or any judgment or order of any arbitrator, except, in the case of clauses (ii) and (iii) above, as disclosed in the Company SEC Documents as filed on or prior to the Acquisition Agreement Date or for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.09                             No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Purchased Securities  will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of its Subsidiaries or, the best knowledge of the Company after due inquiry, any Drilling Partnership, pursuant to any indenture, mortgage, deed of trust, the Credit Facility or other loan agreement or other Contract or instrument to which the Company, any of its Subsidiaries or any Drilling Partnership is a party or by which the Company, any of its Subsidiaries or any Drilling Partnership is bound or to which any of the Properties of the Company, any of its Subsidiaries or any Drilling Partnership is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company, any of its Subsidiaries or any Drilling Partnership or (iii) result in the violation of any Law or any judgment or order of any arbitrator, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.10                             No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any Person, including any Governmental Authority, is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Purchased Securities and the consummation of the transactions contemplated by this Agreement, except for the registration under the Securities Act of the Common Stock included in the Purchased Securities pursuant to Article VIII, the listing of such shares on Nasdaq, and as may be required under applicable state securities Laws.

Section 3.11                             Legal Proceedings.  Except as described in the Company SEC Documents filed on or prior to the Acquisition Agreement Date, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending (“Actions”) to which the Company or any of its Subsidiaries is a party or to which any Property of the Company or any of its Subsidiaries is the subject and, to the best knowledge of the Company after due inquiry, there are no Actions pending to which any Drilling Partnership is a party or to which any property of any Drilling Partnership is the subject, in each case that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and no such Actions are threatened or, to the best knowledge of the Company after due inquiry, contemplated by any Governmental Authority or threatened by others; and there are no current or pending Actions that are required under the Securities Act to be described in the Company SEC Documents that are not so described in the Company SEC Documents.

Section 3.12                             Independent Accountants.  PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

Section 3.13                             Title to Real and Personal Property.  The Company, each of its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, have (i) valid and defensible title to substantially all their respective interests in their natural gas and oil properties leased or owned by them, (ii) good and marketable title to all real property owned by them (other than the oil and gas properties referred to in clause (i) above) and (iii) good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as encumbered by the Credit Facility and as described in the Company SEC Documents or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property in the aggregate by the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships; and all assets held under lease by the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made of such properties and proposed to be made of such properties by the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships.

Section 3.14                             Title to Intellectual Property.  The Company, each of its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company, each of its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

Section 3.15                             Investment Company Act.  The Company is not and, immediately after giving effect to the offering and sale of the Purchased Securities will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

Section 3.16                             Taxes.  The Company, its Subsidiaries and the Drilling Partnerships have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof; and, except as otherwise disclosed in the Company SEC Documents filed on or prior to the Acquisition Agreement Date, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, its Subsidiaries and the Drilling Partnerships or any of their respective properties or assets.

Section 3.17                             Licenses and Permits. The Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Governmental Authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Company SEC Documents (other than drilling and similar operational permits reasonably expected to be granted in the ordinary course with respect to exploration and development activities), except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Company SEC Documents as filed on or prior to the Acquisition Agreement Date, none of the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, any of the Drilling Partnerships, has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.18                             No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships exists or, to the best knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s, its Subsidiaries’ or the Drilling Partnerships’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries or the Drilling Partnerships have received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

Section 3.19                             Compliance with and Liability under Environmental Laws.

(a)                                 The Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships (i) are in compliance with any and all applicable foreign, federal, state and local Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or other wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses (other than permits reasonably expected to be granted in the ordinary course with respect to exploration and development activities) and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Company SEC Documents as filed on or prior to the Acquisition Agreement Date, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(b)                                 Except as disclosed in the Company SEC Documents as filed on or prior to the Acquisition Agreement Date, (i) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances by the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, or any of their predecessors in interest, at, upon or from any of the property now or previously owned, leased or operated by the Company, its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, or any of their predecessors in interest, in violation of any applicable Law, or which would require remedial action under any applicable Law, except for any violation or remedial action which would not have, or would not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; and (ii) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances for which the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, would be liable, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes”, “toxic wastes”, “solid wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws, including Environmental Laws.

Section 3.20                             Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Sections 414(b), (c) (m) or (o) of the Code would have any liability) (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable Laws, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company, its Subsidiaries or the Drilling Partnerships;  (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, that could reasonably be expected to result in a material liability to the Company, its Subsidiaries or the Drilling Partnerships; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) with respect to each Plan, either the fair market value of the assets of such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) or such Plan is unfunded, as defined under Section 2520.104-44 of the Department of Labor Regulations; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company, its Subsidiaries or the Drilling Partnerships; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) to the best knowledge of the

Company, there is no pending audit or investigation by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Authority with respect to any Plan that could reasonably be expected to result in material liability to the Company, its Subsidiaries or the Drilling Partnerships.  None of the following events has occurred during the most recent fiscal year immediately prior to the date of this Agreement or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Subsidiaries in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the Company and its Subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company’s and its Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s and its Subsidiaries’ most recently completed fiscal year.

Section 3.21                             Internal Controls.  The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.  The Company and its Subsidiaries also maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in Extensible Business Reporting Language in the Company SEC Documents fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto.  Except as disclosed in the Company SEC Documents, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

Section 3.22                             Insurance.  The Company, its Subsidiaries, and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, its Subsidiaries, the Drilling Partnerships and their respective businesses with respect to matters covered by such insurance consistent with customary industry standards; and none of the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, any Drilling Partnership has (i) received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

Section 3.23                             No Unlawful Payments.  None of the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, any Drilling Partnership or, to the best knowledge of the Company, any director, officer, agent, employee, Affiliate or other Representative of the Company or any of its Subsidiaries has while acting on behalf of the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

Section 3.24                             Compliance with Money Laundering Laws.  The operations of the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering Laws of all jurisdictions to which the Company is subject and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority with jurisdiction over the Company (collectively, the “Money Laundering Laws”) and no Action by or before any Governmental Authority or any arbitrator involving the Company, any of its Subsidiaries or any Drilling Partnership with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

Section 3.25                             No Conflicts with Sanctions Laws.  None of the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, any Drilling Partnership, or, to the best knowledge of the Company, any director, officer, agent, employee, Affiliate or Representative of the Company, any of its Subsidiaries or any Drilling Partnership is a Person currently subject to or the target of any  sanctions administered or enforced by the

United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each a “Sanctioned Country”).  For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

Section 3.26                             No Restrictions on Subsidiaries.  No Subsidiary of the Company is prohibited as of the Acquisition Agreement Date, directly or indirectly, under any Contract or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

Section 3.27                             Certain Fees. No fees or commissions are or will be payable by the Company to brokers, finders or investment bankers with respect to the sale of any of the Purchased Securities or the consummation of the transactions contemplated by the Transaction Documents for which any Investor will be directly liable.  The Company agrees that it will indemnify and hold harmless the Investors from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by the Company or alleged to have been incurred by the Company in connection with the sale of the Purchased Securities or the consummation of the transactions contemplated by the Transaction Documents.

Section 3.28                             Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Company SEC Documents has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 3.29                             Statistical Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Company SEC Documents is not based on or derived from sources that are reliable and accurate in all material respects.

Section 3.30                             Independent Petroleum Engineers.  Ryder Scott Company, L.P., the petroleum engineer who has consented to being named as having reviewed certain reserve data included in the Company SEC Documents, is an independent engineering firm with respect to the Company and its Subsidiaries.  The information underlying the estimates of oil and natural gas reserves of the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, which the Company prepared and supplied to Ryder Scott Company, L.P. for the purpose of preparing the reports referred to in the Company SEC Documents was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices.

Section 3.31          Reserve Report Data.  The information underlying the estimates of the oil and gas reserves of the Company, its Subsidiaries and, to the best of the knowledge of the Company after due inquiry, the Drilling Partnerships as described in the Company SEC Documents as filed on or prior to the Acquisition Agreement Date is complete and accurate in all material respects (or, with regard to any information underlying the estimates prepared by any petroleum engineers retained by the seller of such oil and gas reserves, is, to the best knowledge of the Company after reasonable investigation, complete and accurate in all material respects); other than production of the Company’s reserves and intervening product price fluctuations described in the Company SEC Documents, the Company is not aware of any facts or circumstances that would result in a Material Adverse Effect in such reserves or the present value of future net cash flows therefrom as described in the Company SEC Documents.  Estimates of such reserves and present values comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K.

Section 3.32          Sarbanes Oxley Act.  There is and has been no failure on the part of the Company or, to the best knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

Section 3.33          Form S-3 Eligibility.  The Company is eligible to use Form S-3 promulgated under the Securities Act for secondary offerings.

Section 3.34          Private Placement.  Assuming the accuracy of the representations and warranties set forth in Article IV, the offer and sale of the Purchased Securities to the Investors as contemplated herein is exempt from the registration requirements of the Securities Act. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Purchased Securities sold pursuant to this Agreement.

Section 3.35          No Other Registration Rights.  As of the Acquisition Agreement Date, no Person has any registration rights with respect to any securities of the Company or its Subsidiaries and no registration rights will be granted to any Person that will materially interfere with or otherwise have an adverse effect in any material respect on the rights of the Investors under Article VIII.

Section 3.36          Listing Requirements.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company is in material compliance with the listing and maintenance requirements and any other applicable rules and regulations of Nasdaq.

Section 3.37          Exclusivity of Representations.  The representations and warranties made by the Company herein are the exclusive representations and warranties made by the Company.  The Company hereby disclaims any other express or implied representations or warranties.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR

Each Investor, severally and not jointly, hereby represents and warrants to the Company with respect to itself, as of the Acquisition Agreement Date and the Closing Date, as follows:

Section 4.01          Existence.  Such Investor (i) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization (or with respect to an Investor that is an individual, is of legal age and capacity) and (ii) has all requisite power and authority to own its Properties and carry on its business as currently conducted.

Section 4.02          Authorization; Enforceability.  Such Investor has all necessary legal power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. The execution, delivery and performance by such Investor of each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all legal action on its part and, when duly executed and delivered by the parties thereto in accordance with their terms, each of the Transaction Documents to which such Investor is a party, will constitute the legal, valid and binding obligations of such Investor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity.

Section 4.03          No Conflicts.  The execution, delivery and performance by such Investor of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any Properties of such Investor or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Investor or any of its Subsidiaries is a party or by which such Investor or any of its Subsidiaries is bound or to which any of the Properties of such Investor or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of such Investor or any of its Subsidiaries or (iii) result in the violation of any Law, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

Section 4.04          Certain Fees.  No fees or commissions are or will be payable by such Investor to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Securities or the consummation of the transactions contemplated by the Transaction Documents for which the Company will have any liability.  Such Investor agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by such Investor or alleged to have been incurred by such Investor in connection with the purchase of the Purchased Securities or the consummation of the transactions contemplated by the Transaction Documents.

Section 4.05          Unregistered Securities.

(a)           Accredited Investor Status; Sophisticated Investor.  Such Investor is an “accredited investor” as that term is defined in Rule 501 of the Securities Act and is able to bear the risk of its investment in the Purchased Securities and, at the present time would be able to afford a complete loss of such investments.  Such Investor has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Securities.

(b)           Information.  Such Investor has been furnished with and has had full access to all materials relating to the business, finances and operations of the Company and relating to the offer and sale of the Purchased Securities that have been requested by such Investor.  Such Investor has been afforded the opportunity to ask questions of the Company and received answers thereto, as such Investor deemed necessary in connection with the decision to purchase the Purchased Securities.  Neither such inquiries nor any other due diligence investigations conducted at any time by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in Article III.  Such Investor understands and acknowledges that its purchase of the Purchased Securities involves a high degree of risk and uncertainty.  Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Purchased Securities, and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Purchased Securities.

(c)           Cooperation.  Such Investor shall cooperate reasonably with the Company to provide any information required to be included in the Company’s securities filings.

(d)           Investor Representation.  Such Investor is purchasing the Purchased Securities for its own account, solely for the purpose of investment and not with a view to distribution thereof. Such Investor has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Purchased Securities. Such Investor understands and acknowledges that the Purchased Securities it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering. Such Investor has been advised and understands and acknowledges that the Purchased Securities have not been registered under the Securities Act or under the “blue sky” Laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act).

(e)           General Solicitation. Such Investor is not purchasing the Purchased Securities as a result of any advertisement, article, notice or other communication regarding the Purchased Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)            Legends.  Such Investor understands and acknowledges that, until such time as the Purchased Securities have been registered pursuant to the provisions of the Securities Act, or the

Purchased Securities are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Securities will bear the following restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.”

(g)           Reliance Upon Investor’s Representations and Warranties.  Such Investor understands and acknowledges that the Purchased Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth in this Agreement in (i) concluding that the issuance and sale of the Purchased Securities is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions with respect to such Investor’s purchase of the Purchased Securities.

Section 4.06          Short Selling.  Such Investor represents and warrants that it has not entered into any Short Sales of any Common Stock owned by it between the time it first became aware of the identity of the Company as the counterparty in the transactions contemplated by this Agreement and the date hereof other than any Short Sales entered into by managed funds or accounts over which such Investor has no discretion.

Section 4.07          Exclusivity of Representations.  The representations and warranties made by such Investor in the Transaction Documents are the exclusive representations and warranties made by such Investor. Such Investor hereby disclaims any other express or implied representations or warranties.

ARTICLE V
COVENANTS

Section 5.01          Taking of Necessary Action.  Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all necessary action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE VI
INDEMNIFICATION

Section 6.01          Indemnification by the Company.  The Company agrees to indemnify each Investor and its Representatives (collectively, “Investor Related Parties”) from all Losses, and hold each of them harmless against, any and all Actions (including any inquiries), demands, and causes of action, as a result of the breach of any of the representations, warranties or covenants of the Company contained in this Agreement; provided, however, that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties to the extent applicable, and in any event no later than twelve (12) months after the Closing Date, except that (a) a claim for indemnification relating to a breach of a Fundamental Representation may be made indefinitely and (b) a claim for indemnification relating to a breach of the representations set forth in Section 3.16 (Taxes) may be made until the expiration of the applicable statute of limitations; and provided further, that no Investor Related Party shall be entitled to recover its own special, consequential or punitive damages under this Section 6.01.

Section 6.02          Indemnification by Investors.  Each Investor agrees to indemnify the Company and its Representatives (collectively, “Company Related Parties”) from all Losses, and hold each of them harmless against, any and all Actions (including any inquiries), demands, and causes of action, as a result of the breach of any of the representations, warranties or covenants of such Investor contained in this Agreement; provided, however, that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties, and in any event no later than 12 months after the Closing Date, except that a claim for indemnification relating to a breach of a Fundamental Representation may be made indefinitely; and provided further, that no Company Related Party shall be entitled to recover its own special, consequential or punitive damages under this Section 6.02.

Section 6.03          Additional Limitations on Indemnification. With respect to indemnification by the Company or the Investors, (a) the Company and each Investor shall not be liable, as applicable, under this Article VI until the aggregate amount of all claims against the Company or such Investor, as applicable, in respect of indemnification under this Article VI, other than with respect to indemnification for breach of any Fundamental Representation or a breach of the representations set forth in Section 3.16 (Taxes), exceeds $4,257,365.13 (the “Threshold Amount”), in which event the Company or such Investor, as applicable, shall only be liable for claims in excess of the Threshold Amount, (b) the Company and each Investor shall not be liable, as applicable, under this Article VI, except with respect to indemnification for breach of any Fundamental Representation or a breach of the representations set forth in Section 3.16 (Taxes), for any individual or series of related costs, losses, liabilities, damages or expenses which do not exceed $100,000 (which costs, losses, liabilities, damages or expenses shall not be counted toward the Threshold Amount) and (c) the Company’s and the Investors’ maximum aggregate liability, as applicable, under this Article VI, other than with respect to indemnification for breach of any Fundamental Representation, shall be limited to $42,573,651.27; provided, however, each Investor will be entitled to its pro rata portion of any indemnification provided by the Company under this Article VI, based on the percentage of Purchased Securities purchased by such Investor and provided further that in no event will any Investor ever be liable for more than the amount of net proceeds received by such Investor under the Acquisition Agreement.  Notwithstanding anything to the contrary contained herein, any damages otherwise indemnifiable under this Article VI shall be reduced by the amount of insurance proceeds actually recovered by a Company Related Party or Investor Related Party, as applicable, in respect of such damages (net of costs of collection, deductibles and retro-premium adjustments).  Damages shall be determined without duplication of recovery by reason of the state of facts giving rise to such damages constituting a breach of more than one representation, warranty, covenant or agreement.  Each of the parties acknowledges that indemnification obligations under this Agreement and the Acquisition Agreement may overlap, and agree that any such overlapping claim for indemnification may be made under this Agreement or the Acquisition Agreement; provided, however, that any claim for indemnity made against an indemnifying party which may be brought under Article VIII shall be brought under Section 8.07. No party may obtain duplicative indemnification or other recovery under this Agreement and the Acquisition Agreement.

Section 6.04          Exclusivity of Remedy.  Except with respect to Section 8.07 and Article X of the Acquisition Agreement, indemnification pursuant to the provisions of this Article VI shall be the exclusive remedy of the parties for any misrepresentation or breach of any warranty or covenant contained in this Agreement or in any closing document executed and delivered pursuant to the provisions hereof.  Notwithstanding the foregoing, the provisions of Section 8.07(c) shall apply, mutatis mutandis, to indemnification claims referred to in Section 6.01, Section 6.02, Section 8.07(a) or Section 8.07(b).

ARTICLE VII
STANDSTILL; LOCK-UP

Section 7.01          Standstill. Each Investor agrees that, for a period of the shorter of: (A) twelve (12) months from the Closing Date and (B) a date that is at least six (6) months from the Closing Date when any Investor ceases to Beneficially Own at least ten percent (10%) of the then outstanding shares of Common Stock, neither it nor any of its controlled Affiliates will, without the prior written consent of the Company: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any debt or equity securities or direct or indirect rights to acquire any debt or equity securities of the Company or any Subsidiary thereof, or any assets of the Company or any Subsidiary or division thereof, (ii) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) to vote, or seek to advise or influence any person or entity with respect to the voting of, any debt or equity securities of the Company, (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or its debt, equity securities or assets, (iv) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing or (v) request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this Section 7.01; provided, however, that the restrictions set forth in clause (v) shall terminate and be of no further force and effect if the Company enters into a definitive agreement with respect to, or publicly announces that it plans to enter into, a transaction involving all or a controlling portion of the Company’s equity securities or all or substantially all of the Company’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise).  During the time period during which this provision is applicable to an Investor, such Investor agrees to promptly advise the Company of any inquiry or proposal made to such Investor or its Representatives with respect to any of the foregoing.  Notwithstanding the foregoing, nothing in this paragraph shall be construed to prohibit investments made by Representatives of an Investor in the ordinary course of business in connection with 401(k) plans, mutual funds, pension plans, or similar arrangements, or customary cash management policies, in each case only if not specifically targeted to an investment in the Company or investments entered into by managed funds or accounts over which such Investor has no discretion.

Section 7.02          Lock-Up.  Each Investor agrees that, for a period of one hundred and eighty (180) days from the Closing (the “Lock-Up Period”), it will not, without the prior written consent of the Company:  (i) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, any shares of the Purchased Securities or any securities convertible into, exercisable for, or exchangeable for shares of Purchased Securities or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Purchased Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Purchased Securities or such other securities, in cash or otherwise.

ARTICLE VIII
REGISTRATION RIGHTS

Section 8.01          Transfer Restricted Securities. For purposes of this Article VIII and the registration rights granted to the Investors by the Company hereunder, the Purchased Securities and any type of interest issued to a Holder pursuant to Section 8.10 shall be “Transfer Restricted Securities”.  Any Transfer Restricted Security will cease to be a Transfer Restricted Security (i) when a registration statement covering such Transfer Restricted Security becomes or has been declared effective by the SEC and such Transfer Restricted Security has been sold or disposed of pursuant to such effective registration statement; (ii) when such Transfer Restricted Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act; (iii) when such Transfer Restricted Security is held by the Company or one of its Subsidiaries; (iv) when such Transfer Restricted Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 8.09 or (v) when such Transfer Restricted Security becomes eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, but only if the Holder of such Transfer Restricted Security is not an Affiliate (as defined in Rule 144(a)(1)) of the Company.

Section 8.02          Mandatory Registration. Within thirty (30) days following the Closing (the “Expected Filing Date”), the Company shall file a registration statement with the SEC providing for registration and resale, on a continuous or delayed basis pursuant to Rule 415, of all of the Transfer Restricted Securities then outstanding (the “Registration Statement”). For the purpose of clarity, the Company may file one Registration Statement to cover the Transfer Restricted Securities and the Arris Transfer Restricted Securities. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the

Securities Act by the SEC as soon as reasonably practicable, but in no event later than thirty (30) days following the filing of the Registration Statement, or one hundred and twenty (120) days in the event the Registration Statement is reviewed by the SEC (such effectiveness date, the “Expected Effectiveness Date”). The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (A) the date when all the Transfer Restricted Securities covered by such Registration Statement have been sold and (B) the date on which all of the shares of Common Stock purchased pursuant to this Agreement cease to be Transfer Restricted Securities hereunder (such period, the “Effectiveness Period”). The Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).  As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of such Registration Statement.

Section 8.03          Piggyback Registration. (a)     If the Company shall at any time propose to register the offer and sale of any shares of Common Stock under the Securities Act (excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or Form S-8), the Company shall promptly notify any Holders with Transfer Restricted Securities not already registered under a Registration Statement of such proposal reasonably in advance of (and in any event at least five (5) Business Days before) the filing of the relevant registration statement, as applicable (the “Piggyback Notice”).  The Piggyback Notice shall offer such Holders the opportunity to include in such registration the number of Transfer Restricted Securities not already registered under a Registration Statement as they may request (a “Piggyback Registration”).  The Company shall use commercially reasonable efforts to include in each such Piggyback Registration such Transfer Restricted Securities for which the Company has received written requests within three (3) Business Days after sending the Piggyback Notice (“Piggyback Request”) for inclusion therein.  If a Holder decides not to include all of its Transfer Restricted Securities in any Piggyback Registration, such Holder shall nevertheless continue to have the right to include any Transfer Restricted Securities not already registered under a Registration Statement in any subsequent registration statement as may be filed by the Company with respect to offerings of Common Stock, all upon the terms and conditions set forth herein.  The Holders’ right to Piggyback Registrations shall not encompass a right to participate in an underwritten offering initiated by the Company or by another Person; provided, that if the Company initiates an underwritten offering of Common Stock on behalf of another Person, the Company will use its commercially reasonable efforts to provide Holders of Transfer Restricted Securities an opportunity to participate in such offering subject to customary underwriters’ cutback provisions giving priority to the inclusion of the stock of such other Person and other customary terms.

(b)           The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 8.03 at any time in its sole discretion whether or not any Holder has elected to include Transfer Restricted Securities in such Piggyback Registration.  The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 8.06.

Section 8.04          Blackout and Delay Rights.

Notwithstanding anything to the contrary contained herein, the Company’s obligation to file and maintain the effectiveness of the Registration Statement shall not apply in the following circumstances (collectively, “Blackout and Delay Events”):

(a)           the Company shall not be required to file a Registration Statement (or any amendment thereto) or, if a Registration Statement has been filed but not declared effective by the SEC, request effectiveness of such Registration Statement, for a period of up to forty-five (45) days, if (i) the Company determines in good faith that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company, or any proposed financing, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Company), (ii) the Company determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (iii) audited financial statements as of a date other than the fiscal year end of the Company would be required to be prepared; provided, however, that in no event shall any such period exceed an aggregate of ninety (90) days in any 365-day period; and

(b)           the Company may, upon written notice to any Selling Holder whose Transfer Restricted Securities  are included in the Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Transfer Restricted Securities pursuant to the Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Transfer Restricted Securities) if (i) the Company determines that it would be required to make disclosure of material information in the Registration Statement  that the Company has a bona fide business purpose for preserving as confidential or (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company; provided, however, in no event shall the Selling Holders be suspended from selling Transfer Restricted Securities  pursuant to the Registration Statement or other registration statement for a period that exceeds an aggregate of forty-five (45) days in any 180-day period or ninety (90) days in any 365-day period; provided further that the period during which such Registration Statement must remain effective shall be extended by a period equal to such suspension period.  Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Transfer Restricted Securities are included in the Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Transfer Restricted Securities as contemplated in this Agreement.

Section 8.05          Sale Procedures.  In connection with its obligations under this Article VIII, the Company will, as expeditiously as possible (it being understood and agreed that,

notwithstanding any other provision hereof, the Company shall not be required to provide any non-public information to any Person hereunder unless such Person agrees to maintain the confidentiality of such information):

(a)           prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Transfer Restricted Securities covered by the Registration Statement;

(b)           make available to one counsel selected by Holders of a majority of Transfer Restricted Securities and the Arris Transfer Restricted Securities (the “Holders’ Representative”) (i) at least three (3) Business Days prior to the anticipated filing of the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto (except for any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), upon request, copies of reasonably complete drafts of all such documents proposed to be filed (other than any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), and use commercially reasonable efforts to address in each such document when so filed with the SEC such comments as the Holder Representative reasonably shall propose prior to the filing thereof, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as any Selling Holder may reasonably request in writing to the Company in order to facilitate the public sale or other disposition of the Transfer Restricted Securities covered by such Registration Statement or other registration statement;

(c)           if applicable, use its commercially reasonable efforts to register or qualify the Transfer Restricted Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky Laws of such U.S. states as the Selling Holders shall reasonably request in writing by the time the Registration Statement is declared effective by the SEC; provided, however, that no such registration or qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration or qualification;

(d)           promptly notify the Holders’ Representative, at any time when a prospectus relating thereto is required to be delivered by any of the Holders under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto (except for any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto, in each case that pertains to the Selling Holders;

(e)                                  immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Transfer Restricted Securities for sale under the applicable securities or blue sky Laws of any jurisdiction.  Following the occurrence of any of the events set forth in clauses (i) through (iii) above, the Company agrees to as promptly as practicable, subject to any Blackout and Delay Event, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f)                                   upon request, furnish to the Holders’ Representative copies of any and all transmittal letters or other correspondence with the SEC or any other Governmental Authority or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating expressly to the Registration Statement that pertains to the Selling Holders;

(g)                                  otherwise comply with all applicable rules and regulations of the SEC;

(h)                                 if requested by a Selling Holder, (i) incorporate in a prospectus supplement such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Transfer Restricted Securities, including information with respect to the number of Transfer Restricted Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering and (ii) make all required filings of such prospectus supplement after being notified of the matters to be incorporated in such prospectus supplement;

(i)                                     use commercially reasonable efforts to cause all Transfer Restricted Securities which are registered to be listed on the securities exchange on which similar securities issued by the Company are then listed;

(j)                                    if applicable, cooperate with each underwriter participating in the disposition of Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority;

(k)                                 any of the Selling Holders may distribute the Transfer Restricted Securities by means of an underwritten offering; provided that (i) such Selling Holders provide written notice to the Company of their intention (collectively, in such capacity the “Initiating Holder”) to distribute Transfer Restricted Securities by means of an underwritten offering (the “Underwritten Offering Notice” and such underwritten offering being referred to herein as an “Underwritten Offering”), and Selling Holders holding Transfer Restricted Securities and Arris Selling Holders holding Arris Transfer Restricted Securities having an aggregate value of at least $50 million based on the closing trading price of the Common Stock as of the date of such Underwritten Offering Notice (“Minimum Underwritten Offering Amount”) desire to include at least that amount in such Underwritten Offering, (ii) the right of any Holder to include such Holder’s Transfer Restricted Securities in an Underwritten Offering shall be conditioned upon the reasonable cooperation of the Holder with the Company in effecting such offering, (iii) the managing underwriter or managing underwriters thereof shall be designated by the Selling Holders and Arris Selling Holders holding a majority of the Transfer Restricted Securities and the Arris Transfer Restricted Securities, on an aggregate basis, that are to be included in such Underwritten Offering (provided, however, that such designated managing underwriter or managing underwriters shall be reasonably acceptable to the Company), (iv) each Selling Holder participating in such Underwritten Offering agrees to enter into an underwriting agreement in customary form and sell such Selling Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by Selling Holders and Arris Selling Holders holding a majority of the Transfer Restricted Securities and the Arris Transfer Restricted Securities, on an aggregate basis, to be included in such Underwritten Offering, (v) each Selling Holder participating in such Underwritten Offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (vi) the Company shall not be required to effect an Underwritten Offering when doing so would be prohibited by the terms of a customary “lock-up” or “market stand-off” provision included in an underwriting agreement relating to a prior underwritten offering of the Company’s securities, or when the Company would not be required to file a Registration Statement pursuant to Section 8.04.  Upon receipt of an Underwritten Offering Notice, the Company will provide prompt notice of such Underwritten Offering to all Holders of Transfer Restricted Securities, and, subject to the conditions set forth in the next paragraph, each Holder of Transfer Restricted Securities shall have the right to sell Transfer Restricted Securities in such Underwritten Offering.  The Company hereby agrees with each Selling Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute (and as applicable perform its obligations under) all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.  The Company shall have no obligation to include in the Underwritten Offering Transfer Restricted Securities of a Holder who has failed to timely furnish such information which, in the opinion of counsel to the Company, is reasonably required to be furnished or confirmed in order for the registration statement to comply with the Securities Act.  Notwithstanding the foregoing, (x) the Company is not obligated to effect more than, in combination with any Underwritten Offerings (as defined in the Arris Investment Agreement) pursuant to the Arris Investment Agreement, (A) two (2) Underwritten Offerings (as defined in this Agreement and the Arris Investment Agreement) in any 12-month period and (B) a total of six (6) Underwritten Offerings (as defined in this Agreement and the Arris Investment Agreement) pursuant to this Agreement and the Arris Investment Agreement, and is not obligated to effect any Underwritten Offering that is less than the Minimum Underwritten Offering Amount and (y) no Holder that Beneficially Owns less than five percent (5%) of the then-outstanding shares of Common Stock may initiate more than one Underwritten Offering.

If, in the case of an Underwritten Offering, the managing underwriter advises the Company that the inclusion of all of the Transfer Restricted Securities of the Selling Holders and the Arris Transfer Restricted Securities of the Arris Selling Holders in the subject Underwritten Offering would likely have an adverse effect in any material respect on the price, timing or distribution of Transfer Restricted Securities and the Arris Transfer Restricted Securities proposed to be included in such Underwritten Offering, then the Company shall so advise all Selling Holders of Transfer Restricted Securities that would otherwise be included in such Underwritten Offering, and the number of Transfer Restricted Securities and Arris Transfer Restricted Securities that may be included in the Underwritten Offering shall be allocated to such Selling Holders and Arris Selling Holders on a pro-rata basis based on the aggregate number of Transfer Restricted Securities and Arris Transfer Restricted Securities proposed to be sold by all such Selling Holders and Arris Selling Holders (including the Initiating Holder) (or in such other proportion as the Selling Holders and the Arris Selling Holders (including the Initiating Holder) shall otherwise agree).  If such Underwritten Offering includes any other securities (“Secondary Securities”) in addition to Transfer Restricted Securities and the Arris Transfer Restricted Securities, then the number of Secondary Securities, Transfer Restricted Securities and the Arris Transfer Restricted Securities proposed to be included in such Underwritten Offering shall be included in the following order: (i) first, Transfer Restricted Securities held by Selling Holders and Arris Transfer Restricted Securities held by the Arris Selling Holders on a pro-rata basis based on the aggregate number of Transfer Restricted Securities and Arris Transfer Restricted Securities proposed to be sold by all such Selling Holders and Arris Selling Holders (including the Initiating Holder) (or in such other proportion as the Selling Holders and the Arris Selling Holders (including the Initiating Holder) shall otherwise agree); and (ii) second, Secondary Securities. In the event that the managing underwriter or managing underwriters limit the number of Transfer Restricted Securities and Arris Transfer Restricted Securities to be included in the Underwritten Offering pursuant to this Section 8.05(k) such that more than 50% of the aggregate Transfer Restricted Securities and Arris Transfer Restricted Securities set forth in the Underwritten Offering Notice are excluded from the Underwritten Offering, such Underwritten Offering shall not be considered to be an Underwritten Offering for purposes of the limitations set forth in this Section 8.05(k).

After receiving an Underwritten Offering Notice, for a reasonable period prior to such Underwritten Offering, the Company will make available upon reasonable notice at the Company’s principal place of business or such other reasonable place for inspection during normal business hours by the managing underwriter or managing underwriters and their counsel, such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries and provide all information reasonably requested, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

In connection with any Underwritten Offering, the Company will use commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and a road show (not to exceed two (2) Business Days in length).

The Company will not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Registration Statement without such Holder’s consent.  If the staff of the SEC requires the Company to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto, then such Holder’s Transfer Restricted Securities shall not be included on the Registration Statement and the Company shall have no further obligations hereunder with respect to Transfer Restricted Securities held by such Holder.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 8.05, shall forthwith discontinue offers and sales of the Transfer Restricted Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 8.05 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company’s expense) all copies in its possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Transfer Restricted Securities current at the time of receipt of such notice.

Section 8.06                             Expenses.  Each party shall be responsible for its own fees and expenses in connection with this Article VIII (and for the avoidance of doubt in the case of the Arris Investors under Article VIII of the Arris Investment Agreement), except that the Company shall pay:  (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the national stock exchange on which the Transfer Restricted Securities are submitted for listing, (B) in compliance with applicable state securities or “Blue Sky” Laws and (C) any fees of the Financial Industry Regulatory Authority, Inc.), (ii) printing expenses (including expenses of printing certificates for Company securities and of printing prospectuses if the printing of prospectuses is necessary), (iii) fees and disbursements of counsel, auditors and accountants for the Company, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  Each Selling Holder participating in an Underwritten Offering will bear its pro rata share of the applicable underwriting discounts or similar fees based on the number of such Selling Holder’s Transfer Restricted Securities to be registered in such offering relative to the aggregate number of securities to be registered in such offering.

Section 8.07                             Indemnification.

(a)                                 Indemnification by the Company.  In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article VIII, the Company will, and hereby does, indemnify and hold harmless the seller of any Transfer Restricted Securities covered by such registration statement, its Representatives, each other Person who participates in the offering or sale of such securities and each other Person, if any, who controls such seller or participant, within the meaning of the Securities Act, against any Losses, joint or several, to which such seller, participant or any such Representative or controlling Person may become subject, under the Securities Act or otherwise, as incurred, insofar as such Losses (or Actions, whether commenced or threatened, in respect thereof) arise out of, are caused by, result from or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller or participant and each such Representative, and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss or Action; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss (or Action in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information pertaining to the seller or participant furnished to the Company by the seller of such securities in writing or electronically specifically for use in the preparation thereof.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or participant or any such Representative or controlling Person and shall survive the transfer of such securities by such seller.

(b)                                 Indemnification by the Sellers.  The Company may require, as a condition to including any Transfer Restricted Securities in any registration statement filed pursuant to Section 8.02, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8.07(a)) the Company, each Representative of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information pertaining to the seller or participant furnished to the Company by the seller of such securities in writing or electronically specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  The maximum liability of each seller for any such indemnification shall not exceed the amount of net proceeds received by such seller from the sale of its Transfer Restricted Securities.  Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such Representative or controlling Person and shall survive the transfer of such securities by such seller. All liability for any seller under this Section 8.07(b) shall be several and not joint with any other seller.

(c)                                  Notices of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 8.07(a) or Section 8.07(b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 8.07(a) or Section 8.07(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, (i) the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; and (ii) the indemnified party shall not, without the consent of the indemnifying party (which shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnifying party of a release from all liability in respect to such claim or litigation.  No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and contains no injunction or similar relief binding upon the indemnified party.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim.  The provisions of this Section 8.07(c) shall also apply to indemnification claims made pursuant to Article VI, mutatis mutandis. For the avoidance of doubt, notwithstanding any assumption by an indemnifying party of the defense of a claim hereunder, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided above.

(d)                                 Contribution.                     If, other than for the reason set forth in the proviso to the first sentence in Section 8.07(c), the indemnification provided for in this Section 8.07 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each Selling Holder of Transfer Restricted Securities, to an amount equal to the net proceeds actually received by such Selling Holder from the sale of Transfer Restricted Securities effected pursuant to such registration.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Further, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 8.08                             Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Transfer Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)                                 make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)                                  so long as a Holder owns any Transfer Restricted Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

Section 8.09                             Transfer or Assignment of Registration Rights.  The rights to cause the Company to register Transfer Restricted Securities granted to the Investors by the Company under this Article VIII may be transferred or assigned by any Investor to one or more transferees or assignees of Transfer Restricted Securities; provided, however, that (a) unless the transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Investor, the amount of Transfer Restricted Securities transferred or assigned to such transferee or assignee (together with any Arris Transfer Restricted Securities transferred or assigned under the Arris Investment Agreement, as applicable) shall represent at least $25,000,000 of Transfer Restricted Securities and Arris Transfer Restricted Securities in the aggregate (based on the market price of the Common Stock on the trading day prior to such transfer), (b) the Company is given prior written notice prior of any such transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Investor under this Agreement and the Arris Investment Agreement, if applicable.

Section 8.10                             Recapitalization, Exchanges, Etc. Affecting the Shares.  The provisions of this Article VIII shall apply to the full extent set forth herein with respect to any and all shares of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the

Transfer Restricted Securities, and shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement.

ARTICLE IX
MISCELLANEOUS

Section 9.01                             Notices.  All notices and communications required or permitted under this Agreement shall be in writing and shall be sufficiently given, effective upon receipt, if (a) personally delivered in writing, (b) mailed by registered or certified mail, postage prepaid, or bonded overnight carrier, or (c) sent by electronic mail with a PDF of the notice or other communication attached (with the original sent by U.S. mail or an overnight carrier the same day such electronic mail is sent):

The Company:                                                             PDC Energy, Inc.

1775 Sherman St, Suite 3000

Denver, CO 80203

Email:                                                  Nicole.Martinet@pdce.com

                                                                                      Andrew.Fiske@pdce.com

Attn:                                                          Nicole Martinet

                                                                                      Andrew Fiske

with a copy (which shall not constitute notice) to:

Davis Graham & Stubbs LLP

1550 17th Street, Suite 500

Denver, CO 80202

Email:                                                  John.Elofson@dgslaw.com

Attn:                                                          John Elofson

Investors:                                                                                          Kimmeridge Energy Exploration Fund III, LP
c/o Kimmeridge Energy Management Company LLC
400 Madison Avenue, Suite 14C
New York, New York 10017
Email:  henry.makansi@kimmeridgeenergy.com
Attn:  Henry Makansi

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
1000 Louisiana St., Suite 6000
Houston, Texas 77002
Email:  irotter@sidley.com
Attn:  Irving Rotter

Any party may, by written notice so delivered to the other party in accordance with this Section 9.01, change the address or individual to which delivery of any communication or notice under this Agreement shall be made to such party.

Section 9.02                             Amendments and Severability.  Except with respect to the addresses under Section 9.01 and as described below, this Agreement may not be amended, modified or waived, except by an instrument in writing executed, by the Company and the Investors in the case of amendment or modification, or, in the case of a waiver, by the party to whom the obligation waived was owed.  The invalidity of any one or more provisions of this Agreement shall not affect the validity of this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if the invalid provision had not been included herein. Notwithstanding the foregoing, Article VIII may not be amended, modified or waived, except by an instrument in writing executed by the Company and the Holders of a majority of the then outstanding Transfer Restricted Securities.

Section 9.03                             Assignment.  Subject to Section 8.09, no party may assign this Agreement or any of its rights or interests under this Agreement, or delegate any of its obligations or liabilities under this Agreement, without the prior written consent of the other parties, which consent may be withheld in each such party’s sole and absolute discretion and may be conditioned on the receipt of a written assumption of such obligations from the delegate.  Any purported assignment or delegation in violation of this Section 9.03 is void.

Section 9.04                             Interpretation.

(a)                                 Headings.  The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect the interpretation of any of the terms or provisions of this Agreement.

(b)                                 Construction.  Unless the context requires otherwise:  (i) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (ii) references to Articles, Sections, Exhibits and Schedules refer to Articles, Sections, Exhibits and Schedules as applicable, of this Agreement; (iii) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (iv) references to money refer to legal currency of the United States of America; (v) the word “including” shall mean “including, without limitation”; and (vi) all capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

(c)                                  Exhibits and Schedules.  All Exhibits and Schedules attached to or referred to in this Agreement are incorporated into and made a part of this Agreement.

(d)                                 Not to be Construed Against Drafter.  The parties acknowledge that they have had an adequate opportunity to review each and every provision contained in this Agreement and to submit the same to legal counsel for review and comment, including the waivers and indemnities contained herein.  Based on such review and consultation, the parties agree with each and every term contained in this Agreement.  Based on the foregoing, the parties agree that the rule of construction that a contract be construed against the drafter, if any, shall not be applied in the interpretation and construction of this Agreement.

(e)                                  Time for Performance.  If any time period hereunder expires on, or the date for or deadline for performance of any obligations or delivery of any notice hereunder falls on, a day which is not a Business Day, unless otherwise provided for herein, then the date of expiration of any such time period, or the date for or deadline for performance of any such obligation or delivery of any such notice hereunder, shall be extended to the next Business Day.

Section 9.05                             Governing Law.  This Agreement shall be governed by and construed under the Laws of the State of Delaware, excluding any choice of law rules which may direct the application of the Laws of another jurisdiction.

Section 9.06                             Entire Agreement.  This Agreement, the Arris Investment Agreement, the Acquisition Agreement and the Confidentiality Agreements shall constitute the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter, whether oral or written.

Section 9.07                             Parties in Interest.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.  Except with respect to Article VI and Section 8.07, nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity (other than the parties, and their respective successors and permitted assigns) any benefits, rights or remedies.

Section 9.08                             Waiver.  Except as set forth in Section 9.02, the failure of a party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach thereof shall not constitute a waiver of any provisions of this Agreement or limit such party’s right thereafter to enforce any provision or exercise any right.

Section 9.09                             Conspicuousness of Provisions.  The parties acknowledge and agree that the provisions contained in this Agreement that are set out in “bold” and/or all capital letters satisfy the requirement of the “express negligence rule” and any other requirement at law or in equity that provisions contained in a contract be conspicuously marked or highlighted.

Section 9.10                             Counterparts.  This Agreement may be executed by the parties in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.  Facsimile and electronic (i.e., pdf transmission) signature pages shall constitute original signature pages hereunder.

Section 9.11                             Waiver of Jury Trial; Submission to Jurisdiction.

(a)                                 THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION BASED ON, RELATED TO, OR ARISING OUT OF (IN WHOLE OR IN ANY PART IN ANY WAY) THIS AGREEMENT.

(b)                                 WITH RESPECT TO ANY ACTION, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION SHALL BE HEARD AND DETERMINED IN SUCH DELAWARE STATE OR FEDERAL COURT.  EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE

FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSES OF LACK OF JURISDICTION, IMPROPER VENUE OR AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION.  THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY LAW, THAT A FINAL AND UNAPPEALABLE JUDGMENT AGAINST ANY OF THEM IN ANY ACTION CONTEMPLATED ABOVE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT, A CERTIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH JUDGMENT.

Section 9.12                             Specific Performance.  Each party acknowledges that if any of the provisions of this Agreement were not performed by it in accordance with their specific terms, irreparable damage to the other party would occur, no adequate remedy at law would exist and damages would be difficult to determine, and such other party shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy available at law or in equity.

Section 9.13                             Relationship of the Parties.  This Agreement shall not create and it is not the purpose or intention of the parties to create any partnership, mining partnership, joint venture, general partnership, or other partnership relationship and none shall be inferred, and nothing in this Agreement shall be construed to establish a fiduciary relationship between the parties for any purpose.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

PDC ENERGY, INC.

By:	/s/ Nicole L. Martinet
Name:	Nicole L. Martinet
Title:	Vice President and Associate General
Counsel

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

/s/ Alex Inkster
Alex Inkster

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

/s/ Andrew Freilich
Andrew Freilich

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

Commonfund Capital Natural Resources Partners X, LP*

	By:	/s/ Celeste R. Barone
	Name:	Celeste R. Barone
	Title:	CFO & Treasurer

*	By: Fairfield Partners 2014 L.P., its general partner

By: Fairfield Partners 2014 GP LLC, its general partner

By: Fairfield Partners Holdings L.P., its sole member

By: Commonfund Capital, Inc., its general partner

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

Glenmede Private Investment Fund IX, LLC

By:	/s/ Anthony Albuquerque
Name:	Anthony Albuquerque
Title:	Vice President

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

Gothic Corporation

By:	/s/ Claire E. Fefer
Name:	Claire E. Fefer
Title:	Investment Manager
DUMAC, Inc.
Authorized Agent

By:	/s/ David R. Shumate
Name:	David R. Shumate
Title:	Executive Vice President
DUMAC, Inc.
Authorized Agent

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

Gothic ERP LLC

By:	/s/ Claire E. Fefer
Name:	Claire E. Fefer
Title:	Investment Manager
DUMAC, Inc.
Authorized Agent

By:	/s/ David R. Shumate
Name:	David R. Shumate
Title:	Executive Vice President
DUMAC, Inc.
Authorized Agent

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

Gothic HSP Corporation

By:	/s/ Claire E. Fefer
Name:	Claire E. Fefer
Title:	Investment Manager
DUMAC, Inc.
Authorized Agent

By:	/s/ David R. Shumate
Name:	David R. Shumate
Title:	Executive Vice President
DUMAC, Inc.
Authorized Agent

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

Gothic JBD LLC

By:	/s/ Claire E. Fefer
Name:	Claire E. Fefer
Title:	Investment Manager
DUMAC, Inc.
Authorized Agent

By:	/s/ David R. Shumate
Name:	David R. Shumate
Title:	Executive Vice President
DUMAC, Inc.
Authorized Agent

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

J. Paul Getty Trust

By:	/s/ James M. Williams
Name:	James M. Williams
Title:	Chief Investment Officer & Treasurer

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

Jayhawk Investments, LLC

By:	Nadel and Gussman Management, LLC, its Manager

	By:	/s/ James F. Adelson
	Name:	James F. Adelson
	Title:	Manager

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

Kimmeridge Public Management, LP

By:	Kimmeridge Public Management, GP, LLC, its general partner

	By:	/s/ Benjamin Dell
	Name:	Benjamin Dell
	Title:	Manager

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

/s/ Margo Dhaliwal
Margo Dhaliwal

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

/s/ Michael Wartell
Michael Wartell

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

/s/ Neda Jafar
Neda Jafar

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

/s/ Noam Lockshin
Noam Lockshin

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

PCT Partners, LLC

By:	/s/ Christopher Zafiriou
Name:	Christopher Zafiriou
Title:	Managing Director
Glenmede Trust

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

S Cubed Capital, LLC

By:	/s/ Mark Stevens
Name:	Mark Stevens
Title:	Managing Partner

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

SCHF (M) FL, L.P.

By:	/s/ Irwin Gross
Name:	Irwin Gross
Title:	Managing Member

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

SCHF CIF, L.P./CIF 2016-A Series

By:	/s/ Irwin Gross
Name:	Irwin Gross
Title:	Managing Member

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

University of Virginia Investment Management Company

By:	/s/ Jonathan E. Earnhardt
Name:	Jonathan E. Earnhardt
Title:	Managing Director

SIGNATURE PAGE TO

INVESTMENT AGREEMENT

William Marsh Rice University

By:	/s/ Ronald E. Long
Name:	Ronald E. Long
Title:	Associate Treasure

SIGNATURE PAGE TO

INVESTMENT AGREEMENT